Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

Amendment No. 1

This Amendment No.1 to Contract Number # ERI-MAS-02007 (the “Contract” or the “Core Network Contract”) effective as of April 2, 2015 (“Amendment No.1 Effective Date”) is entered into by and between Ericsson Inc., a Delaware corporation (“Ericsson”), with a place of business at 6300 Legacy Drive, Plano TX 75024 and Globalstar, Inc., a Delaware corporation (“Globalstar”) with its principal place of business 300 Holiday Square Blvd, Covington LA 70433 (each a “party” and collectively the “parties”).

WHEREAS, the parties desire to amend the Contract to add and remove certain hardware, software and services as described.
THEREFORE, the following changes and/or additions to the SOW are hereby agreed to by the parties:
1. [*]
2. [*]
3. [*]

4. Except as amended hereby, the Contract will continue on in full force and effect.

IN WITNESS WHEREOF, the parties to this Amendment No. 1 have caused their authorized representatives to execute this Amendment No. 1.

ERICSSON INC.                GLOBALSTAR, INC.

By: /s/ Johan Westerberg            By: /s/ Paul A. Monte

Name: Johan Westerberg            Name: Paul A. Monte

Title: Vice President of Sales            Title: Vice President, Engineering & Operations